Exhibit 99.1

News Release

Investor Contact:Charles C. Ward

(877) 847-0009

Constellation Energy Partners Announces February Trial Date Cancellation in the PostRock Litigation

HOUSTON--(BUSINESS WIRE)--Feb. 20, 2014--Constellation Energy Partners LLC (NYSE MKT: CEP) today announced that the trial in the PostRock Litigation scheduled for Feb. 24 through Feb. 26, 2014 has been postponed.  At this time, no new dates have been scheduled for the trial.

 Additional information concerning the PostRock Litigation can be found in the company’s filings with the Securities and Exchange Commission and on the company’s Web site (http://www.constellationenergypartners.com).

About Constellation Energy Partners LLC

Constellation Energy Partners LLC (“CEP”) is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.  The company’s proved reserves are located in the Cherokee Basin in Oklahoma and Kansas, the Woodford Shale in the Arkoma Basin in Oklahoma, the Central Kansas Uplift in Kansas, and in Texas and Louisiana.

Forward-Looking Statements

This news release contains statements that are considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are largely based on the company’s expectations, which reflect estimates and assumptions made by the company’s management.

These estimates and assumptions reflect the company’s best judgment based on currently known market conditions and other factors.  Although the company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the company’s control.  In addition, management's assumptions about future events may prove to be inaccurate.  Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and the reader cannot be assured that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section of each company’s SEC filings and elsewhere in those filings.  All forward-looking statements speak only as of the date of this news release.  The company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to the companies or persons acting on the company’s behalf.